Exhibit 4.2

SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of May 6, 2005, among DynCorp International of Nigeria LLC (the “Guaranteeing Subsidiary”), a Delaware limited liability company and a subsidiary of the Company (as hereinafter defined), DynCorp International LLC (the “Company”), DIV Capital Corporation (the “Co-issuer,” and collectively with the Company, the “Issuers”), the other Guarantors (as defined in the Indenture referred to herein) and The Bank of New York, as trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH

WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of February 11, 2005, providing for the issuance of 9.50% Senior Subordinated Notes due 2013 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Subsidiary Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Subsidiary Guarantee and in the Indenture including but not limited to Article 11 thereof.

3. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, manager, incorporator (or Person forming any limited liability company), stockholder, agent or member of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and Subsidiary Guarantees.

4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuers.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: May 6, 2005

DYNCORP INTERNATIONAL OF NIGERIA LLC

By:	/s/ H. Montgomery Hougen
Name:	H. Montgomery Hougen
Title:	Vice President, Secretary & Deputy General Counsel

DYNCORP INTERNATIONAL LLC

By:	/s/ H. Montgomery Hougen
Name:	H. Montgomery Hougen
Title:	Vice President, Secretary & Deputy General Counsel

DIV CAPITAL CORPORATION

By:	/s/ H. Montgomery Hougen
Name:	H. Montgomery Hougen
Title:	Vice President, Secretary & Deputy General Counsel

DYN MARINE SERVICES LLC

By:	/s/ H. Montgomery Hougen
Name:	H. Montgomery Hougen
Title:	Vice President, Secretary & Deputy General Counsel

DYN MARINE SERVICES OF VIRGINIA LLC

By:	/s/ H. Montgomery Hougen
Name:	H. Montgomery Hougen
Title:	Vice President, Secretary & Deputy General Counsel

DYNCORP AEROSPACE OPERATIONS LLC

By:	/s/ H. Montgomery Hougen
Name:	H. Montgomery Hougen
Title:	Vice President, Secretary & Deputy General Counsel

DYNCORP INTERNATIONAL SERVICES LLC

By:	/s/ H. Montgomery Hougen
Name:	H. Montgomery Hougen
Title:	Vice President, Secretary & Deputy General Counsel

SERVICES INTERNATIONAL LLC

By:	/s/ H. Montgomery Hougen
Name:	H. Montgomery Hougen
Title:	Vice President, Secretary & Deputy General Counsel

WORLDWIDE HUMANITARIAN SERVICES LLC

By:	/s/ H. Montgomery Hougen
Name:	H. Montgomery Hougen
Title:	Vice President, Secretary & Deputy General Counsel

DTS AVIATION SERVICES LLC

By:	/s/ H. Montgomery Hougen
Name:	H. Montgomery Hougen
Title:	Vice President, Secretary & Deputy General Counsel

THE BANK OF NEW YORK, as Trustee

By:	/s/ Beata Hryniewicka
Name:	Beata Hryniewicka
Title:	Assistant Treasurer

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